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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
       Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to Rule 14a-12

                            EL PASO CORPORATION
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              (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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EL PASO PRODUCTION OIL & GAS COMPANY ANNOUNCES SALE OF INTEREST IN ROSA UNIT

HOUSTON, TEXAS, MARCH 11, 2003--El Paso Production Oil & Gas Company, a unit of El Paso Corporation (NYSE:EP), announced today that it has agreed to sell its interest in the Rosa Federal Unit located in San Juan and Rio Arriba Counties, New Mexico to Sacramento Municipal Utility District for $135 million. The sale consists of El Paso's interest in 275 coal bed methane and conventional wells with current net production of approximately 16 million cubic feet per day and total proved reserves of 163.4 billion cubic feet equivalent. The Rosa Unit is operated by Williams Production Company LLC. The sale is expected to close on or before March 31, 2003.

This sale supports El Paso's previously announced 2003 five-point business plan, which includes exiting non-core businesses quickly but prudently, and strengthening and simplifying the balance sheet while maximizing liquidity. With this announcement, El Paso has now either closed or announced sales under contract of approximately $1.5 billion for 2003, approximately 45 percent of the company's asset sales goal of $3.4 billion for calendar year 2003.

El Paso Corporation is the leading provider of natural gas services and the largest pipeline company in North America. The company has core businesses in production, pipelines, midstream services, and power. El Paso Corporation, rich in assets and fully integrated across the natural gas value chain, is committed to developing new supplies and technologies to deliver energy. For more information, visit www.elpaso.com.


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
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This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. El Paso Corporation has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the successful implementation of the Balance Sheet Enhancement Program and the Strategic Repositioning Plan; the successful implementation of the 2003 operational and financial plan; the ability to successfully close financing transactions; the successful completion of the plan to exit non-core businesses; the actions by the credit rating agencies; the accounting and financial consequences of the plan to exit non-core businesses; changes in commodity prices for oil, natural gas, and power; the uncertainties associated with governmental regulation; regulatory proceedings, appeals from regulatory proceedings, and any related litigation, including those related to the pending FERC proceeding; inability to realize anticipated synergies and cost savings associated with restructurings on a timely basis; competition; and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference should be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

ADDITIONAL IMPORTANT INFORMATION

Prior to its 2003 annual meeting, El Paso will furnish to its shareholders El Paso's definitive proxy statement relating to this meeting, together with a WHITE proxy card. Shareholders are strongly advised to read this proxy statement when it becomes available, as it will contain important information.

Shareholders will be able to obtain El Paso's proxy statement, any amendments or supplements to the proxy statement and any other documents filed by El Paso with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at El Paso's Internet Web site at www.elpaso.com or by writing to El Paso Corporation, Investor Relations, PO Box 2511, Houston, TX 77252. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 Toll-Free or by email at proxy@mackenziepartners.com.

To the extent that individual customers, independent industry researchers, financial analysts, or El Paso commissioned research, are quoted herein, it is El Paso's policy to use reasonable efforts to verify the source and accuracy of the quote. El Paso has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.

Information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso's shareholders is contained in a Schedule 14A filed by El Paso with the Securities and Exchange Commission on February 18, 2003.


CONTACTS
Communications and Government Affairs
Norma F. Dunn, Senior Vice President
Office: (713) 420-3750
Fax: (713) 420-3632


Investor Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417


Alternate Contacts
Joele Frank/Dan Katcher
Joele Frank, Wilkinson Brimmer Katcher
Office: (212) 355-4449
Fax: (212) 355-4554